Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL

To Tender Shares of Common Stock

of

XENIA HOTELS & RESORTS, INC.

Pursuant to the Offer to Purchase

dated February 4, 2015

NUMBER OF SHARES YOU OWN AS OF FEBRUARY 4, 2015 =

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 PM, NEW YORK CITY TIME, ON MARCH 5, 2015, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

You may tender all or a portion of your Shares at any of the different prices listed below. Regardless of the prices at which you decide to tender Shares, all of the Shares purchased pursuant to the Offer will be purchased for the same price. Use the first row if you are tendering all of your Shares at one price and check the box below the price you are selecting. If you are tendering less than all of your Shares, or you are tendering all of your Shares in portions at different prices, use the second row and indicate the price or prices at which you want to tender Shares by writing the number of Shares you want to tender at each such price on the line corresponding to that price. See Section 2—Procedures for Tendering Shares and Summary Term Sheet in the Offer to Purchase and the related Instructions to Letter of Transmittal set forth in the Important Instructions and Information for more details. Questions and requests for assistance may be directed to DST Systems, Inc. by telephone toll-free at (844) 248-2205.

TENDER PRICE: (DOLLARS PER SHARE)	$19.00	$19.50	$20.00	$20.50	$21.00
1. Tendering ALL Shares at ONE Price

(check ONLY ONE box to tender ALL shares at the indicated price per share)	☐	☐	☐	☐	☐

------ OR ------

TENDER PRICE: (DOLLARS PER SHARE)	$19.00	$19.50	$20.00	$20.50	$21.00
2. Tendering less than all Shares or tendering Shares at more than one price
(enter the number of Shares per price in whole Shares only)

NOTE: If you are completing row 2, the total number of Shares tendered cannot exceed the total number of Shares you own. Enter whole Shares only. See Section 9—Treatment of Fractional Shares of the Offer to Purchase for the treatment of any fractional Shares.

COMPLETE AND RETURN THIS PAGE TO TENDER YOUR SHARES.

SEE SIGNATURE REQUIREMENTS ON THE REVERSE SIDE.

SPECIAL PAYMENT INSTRUCTIONS

To be completed ONLY if the check for the purchase price of Shares purchased (less the amount of any federal income and backup withholding tax required to be withheld) is to be issued in the name of someone other than the registered Stockholder(s) or mailed to an address other than the address of record.

IF YOU COMPLETE THIS SECTION A MEDALLION SIGNATURE GUARANTEE IS REQUIRED.

Issue check to:

Name (Please Print)
Street Address

City	State	Zip

Brokerage Account Number - If Applicable

SIGN HERE TO TENDER YOUR SHARES

The undersigned Stockholder (or authorized person signing on behalf of the registered Stockholder), as Assignor, hereby tenders the number of Shares specified above pursuant to the terms of the Offer. The undersigned hereby certifies, under penalties of perjury, that the information and representations provided have been duly completed by the undersigned, are true and correct as of the date hereof. (Must be signed by registered Stockholder(s) exactly as name(s) appear(s) in the Company’s records. If signature is by an officer of a corporation, attorney-in-fact, agent, executor, administrator, trustee, guardian or other person(s) acting in fiduciary or representative capacity, please complete the line captioned “Capacity” and see Instruction 6 in the Instructions to Letter of Transmittal.)

Medallion Signature Guarantee
Signature & Date – Stockholder/Executor/Personal Representative
Signature & Date – Co-Stockholder/Co-Executor
Telephone Number
Capacity (if not as Stockholder):	☐ Executor/Executrix	☐ Personal Representative

Only required if signing in any capacity other than as a Stockholder or if a third-party address is provided above. Each signature must be separately medallion

signature guaranteed. A notarization is

not acceptable.

	☐ Power of Attorney	☐ Trustee

CUSTODIAN INFORMATION

Printed Name of Signer
Name of Custodian
Custodian Signature

Note: Proper evidence satisfactory to the Depositary must be submitted if Letter of Transmittal is signed in a fiduciary or representative capacity.